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                                                                    EXHIBIT 23.6

                               CONSENT OF COUNSEL
                               ------------------

     We hereby consent to the use in the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Heritage Financial Services, Inc. with and into a subsidiary of First Midwest Bancorp, Inc. of our name, and the statements with respect to us, as appearing in the Joint Proxy Statement/Prospectus.

                              BARACK FERRAZZANO KIRSCHBAUM
                              PERLMAN & NAGELBERG


                              By:   /s/ John E. Freechack
                                    ---------------------------------------
                                    John E. Freechack,
                                    a partner

Date: March 3, 1998